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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                    ______________________________________

                                   Form 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


            USX CORPORATION                        USX CAPITAL TRUST I
            ---------------                        -------------------
     (Exact name of registrant as             (Exact name of registrant as
       specified in its charter)                specified in its charter)


               Delaware                                 Delaware
               --------                                 --------
      (State of incorporation or               (State of incorporation or
            organization)                            organization)

              25-0996816                               23-2886802
              ----------                               ----------
 (IRS Employer Identification Number)     (IRS Employer Identification Number)

                                                c/o The Bank of New York
           600 Grant Street                        101 Barclay Street
 Pittsburgh, Pennsylvania 15219-4776               New York, New York
 -----------------------------------               ------------------
   (Address of principal executive          (Address of principal executive
               offices)                                 offices)


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(I), please check the following box. [_]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box [_]

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                Name of each exchange on which
      to be so registered                each class of stock is to be registered
      -------------------                ---------------------------------------

      6.75% Convertible Quarterly        New York Stock Exchange
      Income Preferred Securities,
      Initial Liquidation
      Amount $50.00 per security
      (Issued by USX Capital Trust I
      and guaranteed by USX
      Corporation to the extent
      set forth in the Prospectus
      referred to herein.)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
                                     ----
                                (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For a full description of up to 6,700,000 shares of the 6.75% Convertible Quarterly Income Preferred Securities (the "Securities") being registered hereby, reference is made to the information contained under the captions "Description of the Trust Convertible Preferred Securities", "Description of the Guarantee", "Description of the Convertible Debentures", and "Description of the Capital Stock and Restated Rights Plan", in the Prospectus which is included in the Registrant's Amendment No. 1 to its Registration Statement on Form S-4 (File No. 333-23291 and 23291-01), filed with the Securities and Exchange Commission on March 26, 1997, under the Securities Act of 1933, as amended. The information contained in the foregoing Registration Statement and Prospectus is incorporated herein by reference.

ITEM 2.   EXHIBITS.

     1. Specimen of global security representing the Securities, incorporated herein by reference to Exhibit A-1 to Exhibit 4.6 to the Registration Statement on Form S-4 (File No. 333-23291 and 23291-01).

     2.1 Restated Certificate of Incorporation of USX Corporation, as amended and currently in effect, incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-23291 and 23291-01).

     2.2 Bylaws of USX Corporation, as amended and currently in effect, incorporated by reference to Exhibit 3(a) to USX Corporation's Report on Form 10-Q for the quarter ended June 30, 1996.

     2.3 Form of Multi-Series Indenture, between USX Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-4 (File No. 333-23291 and 23291-01).

     2.4 Form of First Supplemental Indenture, incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-4 (File No. 333-23291 and 23291-01).

     2.5 Amended and Restated Declaration of Trust of USX Capital Trust I, incorporated herein by reference to Exhibit 4.6 to the Registration Statement on Form S-4 (File No. 333-23291 and 23291-01).

     2.6  Form of Guarantee Agreement, incorporated herein by reference to
     Exhibit 4.7 to the Registrant's Registration Statement on Form S-4 (File No. 333-23291 and 23291-01).

     2.7 Form of USX-U.S. Steel Group Common Stock Certificate of USX Corporation, incorporated herein by reference to Exhibit 4.8 to the Registration Statement on Form S-4 (File No. 333-23291 and 23291-01).

     2.8 Amended and Restated Rights Agreement, incorporated herein by reference to USX Corporation's Form 8 Amendment to Form 8-A filed on October 5, 1992.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.


     USX CORPORATION                         USX CAPITAL TRUST I
                                               (Registrant)
                                             By USX Corporation, as Sponsor


          /s/ K.L. Matheny                         /s/ Robert M. Hernandez
     By:__________________________           By:___________________________
          K.L. Matheny                             Robert M. Hernandez
          Vice President & Comptroller             Vice Chairman
                                                   & Chief Financial Officer

Dated: March 26, 1997

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